KPMG

         One Biscayne Tower
         Suite 2800                                      Telephone 305 358 2300
         2 South Biscayne Boulevard                      Fax 305 913 2692
         Miami, FL 33131

Securities and Exchange Commission
Washington, D.C. 20549

October 17, 2001

Ladies and Gentlemen:

We were previously principal accountants for Shochet Holding Corp. (the "Company") and under the date of May 14, 2001, we reported on the consolidated financial statements of Shochet Holding Corp. and subsidiaries as of and for the years ended January 31, 2001 and 2000. On October 2, 2001, we were verbally informed by Company management that our appointment as principal accountants was terminated. We have read Shochet Holding Corp.'s statements included under Item 4 of its Form 8-K/A dated October 10, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's following statements:

        o That on September 14, 2001, the Company made a decision to dismiss KPMG as its independent accountants;

        o That the decision to dismiss KPMG was approved by the board of directors and the audit committee of the board of directors;

        o That the Company engaged Feldman Sherb & Co., P.C. ("FS") as independent accountants for the Company's fiscal year ending January 31, 2002;

         o That FS was also engaged effective September 14, 2001 to perform a review of the quarterly consolidated financial information included in Form 10-QSB for the quarter ended July 31, 2001, and this review was then done by FS; and

         o That during the two most recent fiscal years the Company has not consulted with FS with respect to (a) the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (b) on any matter that was either the subject of a disagreement or a reportable event.


Very truly yours,


KPMG LLP